UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 10, 2014

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2014, CVSL Inc. (the “Company”) filed an amendment to its Articles of Incorporation with the Secretary of State of Florida (the “Amendment”) to effectuate a reverse stock split (the “Stock Split”) of its issued and outstanding shares of common stock on a 1 for 20 basis and to reduce proportionately the number of its authorized shares of common stock from 5,000,000,000 shares of common stock to 250,000,000 shares of common stock and the number of its authorized shares of preferred stock from 10,000,000 shares of preferred stock to 500,000 shares of preferred stock. The Stock Split is expected to be effective on October 16, 2014. As of that date, each 20 shares of issued and outstanding common stock will be converted into one share of common stock.  No fractional shares will be issued in connection with the Stock Split. Instead, any fractional shares that remain after the Stock Split will be rounded up to the nearest whole number of shares.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Stock Split will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 20 and multiplying the exercise or conversion price thereof by 20, as a result of the Stock Split.

Beginning on October 17, 2014, the Company’s shares of common stock will trade on the OTCQX Marketplace under the symbol “CVSLD,” with a “D” added for 20 trading days to signify that the Stock Split has occurred.

The foregoing description of the Stock Split does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1.                            Articles of Amendment to the Articles of Incorporation, dated October 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL INC.

Date: October 16, 2014	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation, dated October 10, 2014.